                                                                    EXHIBIT 10.9

                                     LEASE

Date of Lease:    October 1, 1999

Landlord:         Boston Mutual Life Insurance Company

                  having an address at:

                  120 Royall Street
                  Canton, MA 02021

Tenant: Embedded Support Tools, Corp., a Massachusetts corporation 120 Royall Street
                  Canton, MA 02021

The Building:     The building known and numbered as 120 Royall Street, Canton,
                  Massachusetts.

Appurtenant Land and

Improvements:     All landscaped grounds, trees, shrubbery, flower beds, parking lots, driveways, including the driveway from Royall Street, walkways, and other improvements located within the ten (10) acres (more or less) on which the Building is located.

The Premises:     The Premises containing approximately 28,878 rentable square feet located on the second and fourth floors of the Building together with the right to use in common with others entitled thereto, the common lobbies, hallways and stairways necessary for access to said Premises; washrooms; main entrance, elevators, cafeteria and service entrance of the Building;
                  driveways, parking lots, and common walkways located within the Appurtenant Land and Improvements and necessary for access to the Building. The approximate square footage given in paragraph 3.1 below for each space comprising the Premises is stated for identification purposes only; the rents set forth in paragraph 3.1 are fixed, despite any later remeasurement of the space. Notwithstanding the immediate prior sentence, Tenant may, with Landlord's consent, use the space currently used as the hallway for purposes other than passage, whereupon the area of such hallway space, the restrooms and service rooms shall be added to the total square footage for the Second Floor Space (25,635 square feet), shall be recalculated to include such hallway space, the rest rooms and service rooms, and Minimum

                  Rent and Tenant's Pro Rate Share of Taxes and Operating Expenses shall be adjusted accordingly. Minimum Rent for the additional hallway, restrooms and service rooms shall be the greater of the then market rent or $22.00 per square foot. Whether or not Tenant has sought Landlord's consent for a change of use of said hallway, if, in Landlord's determination, Tenant is using such hallway space for purposes other than passage, including storage or reception, the total square footage for the Second Floor Space shall be recalculated to include such hallway space, rest rooms and service rooms, and Minimum Rent and Tenant's Pro Rata Share of Taxes and Operating Expenses shall be adjusted accordingly as of the date Tenant's use of the hallway space commenced.

Original Term:    Three (3) years and six (6) months.

Commencement
Date:             October 1, 1999

Expiration Date:  March 31, 2003

Pro Rata Share
of Taxes:         Square footage of the Premises divided by the total square footage of the Building (108,010 sq. ft.). Base year: 1997 fiscal year.

Pro Rata Share of
Operating Costs:  Square footage of the Premises divided by the total square footage of the Building.  Base year: 1997 calendar year.

Security Deposit: N/A

Minimum Rent:     See Article 3.

Use of Premises:  General research and development and light assembly.

Number of Parking
Spaces in reserved
parking area:     Ten (10) spaces.

                                     LEASE

LEASE dated as of the first date above, by and between Landlord and Tenant.

1.  Premises
    --------

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term herein set forth, upon and subject to the agreements and conditions of this Lease, the Premises.

2.   Term
     ----

     The Term of this Lease shall commence on the Commencement Date and expire on the Expiration Date. Notwithstanding the foregoing, Tenant shall be bound by all obligations upon the Tenant contained in this Lease from and after the execution and delivery hereof except for Tenant's rent obligations, which shall commence on the Commencement Date of the term hereof.

3.   Minimum Rent
     ------------

     3.1  Original Term.  Tenant shall pay Landlord Minimum Rent according to
          -------------
the following schedule:


  Approximate
Square Footage             Former Space Name    Rental Rate     Total

7,820*    AMCO                            X    $22.00     =    $172,040.00
3,192*    Sedgwick                        X    $22.00     =      70,224.00
7,282*    SR Research                     X    $22.00     =     160,204.00
1,766*    Achieve Piece                   X    $22.00     =      38,852.00
3,243     4th Floor                       X    $20.00     =      64,860.00
5,575*    Achieve                         X    $22.00     =     122,650.00
------                                                          -----------

28,878 Square Feet        TOTAL ANNUAL RENT DUE                 $628,830.00

                          MONTHLY RENT                          $ 52,402.50

*Second Floor Space.

     3.2  Installments of Minimum Rent.  All Minimum Rent hereunder shall be
          ----------------------------
payable in equal monthly installments of one-twelfth of the applicable annual amount, in advance on the first day of each and every calendar month during the term hereof. All payments of Rent (Minimum Rent, real estate taxes payable pursuant to Article 4, operating cost escalation payments payable pursuant to
Article 5, noon-time meal service fees payable pursuant to Article 5 and electrical usage charges pursuant to Article 9 are hereinafter collectively referred to as
Rent) shall be made payable to Landlord and sent to Landlord at the place to which notices to Landlord are required to be sent or to such other person or address as Landlord shall from time to time designate by notice to Tenant. Rent for any partial month of any rental period shall be prorated. All Rent hereunder shall be paid without any deduction, set-off or counterclaim whatsoever (except as otherwise herein set forth), and without any notice or demand therefor. Any payment of rent or any other monetary sum due under this Lease which is not paid within ten (10) days following the date due shall bear interest at the rate of 1-1/2 percent per month.

4.   Real Estate Tax Escalation
     --------------------------

     The Tenant shall pay to the Landlord as additional rent Tenant's Pro-Rata Share of any increase in real estate taxes, including municipal betterments levied against the Appurtenant Land and Improvements and Building, over those incurred or levied during the fiscal year ending June 30, 1997, as finally determined after tax abatement proceedings (the "Base Fiscal Tax Year.") This increase shall be prorated should this Lease terminate before the end of any fiscal year. The Tenant shall make payment of such tax escalation amount, if any, within twenty days after Landlord has submitted to Tenant a bill for the tax escalation amount. Landlord shall submit a bill to Tenant for each tax installment payment due during any Fiscal Tax Year in which real estate taxes exceed those incurred in the Base Fiscal Tax Year. The bill submitted by Landlord shall include a copy of Landlord's tax bill for the current tax period, and the first such bill rendered to Tenant shall also include a copy of Landlord's tax bill for the Base Fiscal Tax Year. The bill shall state the real estate taxes levied upon or assessed against the Building and Appurtenant Land and Improvements in the Base Fiscal Tax Year and in the current tax year, and Tenant's share of the increase. In the event of abatement in the real estate taxes on the Appurtenant Land and Improvements and Building, the Landlord shall refund to the Tenant the Tenant's pro-rata share of any such abatement, less the Tenant's pro-rata share of the fees and costs incurred by the Landlord in securing such abatement; provided, however, that Tenant shall receive no refund to the extent that the abatement reduces the taxes below those levied during the Base Tax Fiscal Year.

5.   Operating Cost Escalation
     -------------------------

     5.1  Operating Costs.  As used in this Article, "Operating Costs" shall
          ---------------
mean all costs accrued or incurred and expenditures made by the Landlord in the operation and management of the Building and the Appurtenant Land and Improvements (hereinafter collectively called the Property), exclusive of financing expenses, as determined in accordance with generally accepted accounting principles. Operating costs include, without limitation, costs of cleaning, security and janitorial service (including costs of materials and equipment); utilities and

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other costs related to the provision of heat, electricity, telephones and air conditioning (excluding the cost of electricity for Landlord's electronic data processing equipment); maintenance and repairs to the Property (including snow and ice removal, landscaping and gardening, repair and maintenance of parking areas, and repair of heating and air conditioning equipment, elevators and other Building components); payments under all service contracts relating to the operation and maintenance of the Property; management fees; wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operation, maintenance or security of the Property; insurance relating to the Property; legal fees related to the management of tenants and operation of the Property; auditing, expenses; amortized capital expenditures made by Landlord; payments other than taxes (as hereinafter defined) to the Town of Canton (including, but not limited to, water and sewer charges, fire service fees and other user fees), supplies and all other expenses customarily incurred in connection with the operation of first class office buildings.

     5.2  Base Operating Cost Amount and Operating Cost Excess.  If in any
          ----------------------------------------------------
calendar year occurring during the term of this Lease, the Operating Costs for such year exceed the amount of Operating Costs for calendar year 1997, (the "Base Operating Cost Amount"), Tenant shall pay to Landlord an amount equal to Tenant's Pro Rata Share of such excess (the "Operating Cost Excess"). Such amount shall be due and payable within twenty (20) days following receipt by Tenant of an Operating Cost escalation statement for such year. The Operating Cost escalation statement shall show in reasonable detail the Operating Costs for the just-completed year, the total Operating Costs for the Base Year, and the amount payable by Tenant. If this Lease shall commence or terminate in the middle of a calendar year, Tenant shall be liable for only that portion of the Operating Cost Excess in respect of such calendar year represented by a fraction the numerator of which is the number of days of the term which falls within the calendar year and the denominator of which is three hundred sixty-five (365).

     5.3  Noon-Time Meal Service.  In accordance with Exhibit C hereto, Landlord
          ----------------------
shall provide a noon-time meal service in the Building. Landlord shall offer to Tenant's employees purchasing lunches at the Building meal service the same discount on meal prices which Landlord provides to its own employees. In the first year of the Term, Tenant will pay $0.97 per square foot per year for noon-time meal service (the "Meal Fee"). In each succeeding year of the Term, Tenant shall pay the Meal Fee plus such additional amount which Landlord reasonably calculates covers the increase in expense from the previous year for providing such meal service. Meal Fees and escalations shall be due and payable quarterly within twenty (20) days following receipt by Tenant of a meal service statement for such quarter. Tenant may elect not to participate in the discount meal program by giving Landlord prior written notice of such election. Tenant's obligations to pay the Meal Fee and Landlord's discount meal program shall terminate as of the date sixty (60) days following Tenant's notice.

6.   Security Deposit
     ----------------

     Intentionally Omitted.

7.   Possession of Premises and Construction
     ---------------------------------------

     Landlord shall be under no obligation to make any repairs, alterations or improvements to the Premises prior to or at the commencement of the term hereof, and it is understood and agreed that Tenant will accept the Premises in their existing physical condition as of the Commencement Date.

8.   Use of Premises
     ---------------

     8.1 Tenant agrees that during the term of this Lease the Premises will be used and occupied solely for the purposes stated on page 2 of this Lease. Tenant farther agrees that during the term of this Lease: nothing will be done upon or about the Premises which shall be unlawful, improper, noisy or offensive, or which may be injurious to or adversely affect the quality or tone of the Premises or the Building; the Premises will not be overloaded, damaged or defaced; Tenant will procure all licenses and permits which may be required for any use made of the Premises (Landlord making no representation, however, that such licenses or permits will be available); Tenant will not do, or suffer to be done, or keep or suffer to be kept, or omit to do anything in, upon or about the Premises which may prevent the obtaining of any insurance on the Premises or any other portions of the Building, including without limitation, fire, extended coverage and public liability insurance, or which may make void or voidable any such insurance, or which may create any extra premiums for, or increase the rate of, any such insurance. If anything shall be done or kept or omitted to be done in, upon or about the Premises which shall create any extra premiums for, or increase the rate of, any such insurance, Tenant shall pay the increased costs of the same to Landlord upon demand. Such payment shall not, however, constitute a waiver of any right of Landlord on account of such breach hereunder by Tenant.

9.   Services, Repairs, and Alterations
     ----------------------------------

     9.1  Services.  (a) Landlord shall provide the services set forth in
          --------
Exhibit C attached hereto. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any services, including without limitation noon-time meal service and cleaning services, and the operation of elevators and of the plumbing, electrical, heating, ventilating and air conditioning systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements which may become necessary or when it cannot secure supplies or labor, or by reason of any other cause beyond its control, without liability or any abatement of rent being due thereby.

     (b) Except in the case of emergency repairs, the Landlord shall famish to the Premises, at the direct expense of Tenant as hereinafter provided, reasonable electricity for Tenant's permitted office purposes. Landlord shall grant to Tenant an allowance equal to Two Dollars ($2.00) per square foot per year for electrical usage for HVAC wall units, electrical outlets and lighting located within the Premises. At Landlord's election, Landlord may pay for the installation of a separate electrical meter. If Tenant shall require electricity in excess of such allowance, Tenant shall, upon demand, reimburse Landlord quarterly for such additional cost. If Tenant shall require special data or communication systems or quantities of electricity in excess of normal office requirements and if (i) in Landlord's judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utility systems and additional costs to Landlord on account thereof, as the case may be, Landlord, in its sole discretion, and at the sole cost and expense of Tenant, may furnish and install such additional wires, conduits, feeders, lines, switchboards and related equipment as reasonably may be required to supply such additional requirements of Tenant. Tenant shall pay when due all charges made by public or private utility companies for telephone and other utilities and utility services, supplied to or consumed upon the Premises, and service inspections made therefor during the Term (other than those expressly required to be provided by Landlord hereunder), whether initially charged to Landlord or Tenant and whether designated as a charge, tax, assessment, fee or otherwise.

     9.2  Maintenance and Repair.  (a) Tenant shall, at its sole cost and
          ----------------------
expense, maintain the Premises in good order, condition and repair and shall make all foreseen and unforeseen and ordinary and extraordinary changes and repairs required to keep the Premises in good repair and condition including, without limitation, repairs to doors, locks, hardware, carpets, walls, ceilings, fixtures, sinks, plumbing within the Premises and interior and exterior glass in the Premises and cleaning of carpets. Landlord may (but shall be under no obligation to do so) offer to perform any such maintenance activity for a reasonable fee to be established by Landlord and paid by Tenant to Landlord in addition to any other payments pursuant to the terms of this Lease. Tenant shall wash any dishes and perform any cleaning necessary to maintain in a clean and sanitary condition, free of all vermin, any kitchen areas or any other areas in the Premises in which beverages or foods may be prepared or dispensed. If Tenant fails to maintain the kitchen areas in a clean and sanitary condition, then Landlord may clean the kitchen areas and Tenant shall pay to Landlord as additional rent hereunder a reasonable charge determined by Landlord for such cleaning services.

     (b) Landlord shall (i) keep the Building structure, doors, locks and hardware, and the plumbing not within the Premises, electrical, heating, ventilating and air conditioning systems and utility service lines famished by Landlord in good and serviceable condition and repair (except for any repair or replacement occasioned by any act or neglect of Tenant, its servants, agents, customers, contractors, employees or licenses); (ii) keep the sidewalks, common corridors, stairways, elevators and all other public portions of the Building in serviceable repair and in a reasonably clean and safe condition; and (iii) comply with applicable governmental rules, regulations, laws and ordinances affecting the Building, unless the violation is caused by Tenant or Tenant's use of the Premises or Tenant's neglect in connection therewith.

     9.3  Tenant Improvements and Alterations.  Prior to commencing any
          -----------------------------------
improvements or alterations to the Premises, including the installation or modification of telephone communication or data wires, cables and boxes, Tenant shall obtain the written approval of Landlord, which approval shall not be unreasonably withheld or delayed, in connection with which Tenant shall submit to Landlord, prior to commencing such work, detailed plans and specifications, showing all such work, and the names of all proposed contractors. Electrical work required by the Tenant will only be performed by the electrician then hired by the Landlord as the Building Electrician. Tenant shall give Landlord the opportunity to make the proposed improvements or alterations, at Tenant's expense. Tenant agrees that it will procure all necessary permits, licenses, and approvals before commencing any construction upon the Premises. Tenant agrees that all construction, repairs, installations, alterations, improvements and removals not done by Landlord ("Tenant Construction") will be done in a good and workmanlike manner, with a contractor approved by Landlord, in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, and that the structure of the Building will not be endangered or impaired and that Tenant will repair any and all damage caused by or resulting from any such Tenant Construction, including, without limitation, the filling of holes. Tenant must obtain from Landlord prior written approval (which shall not be unreasonably withheld or delayed) of proposed work hours and of the timing of delivery of materials and equipment. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant or by Landlord on behalf of Tenant upon the Premises, so that the Premises will at all times be free of liens. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.

10.  Indemnity and Insurance
     -----------------------

     10.1 Indemnity.  Tenant agrees to save Landlord harmless from, and
          ---------
indemnify Landlord against, to the extent permitted by law, any and all injury, loss or damage, and any and all claims for injury, loss or damage, of whatever nature (i) caused by or resulting from, or claimed to have been caused by or to have resulted from, any act, omission or negligence of Tenant or anyone claiming under Tenant (including without limitation, employees and contractors of Tenant), no matter where occurring, or (ii) occurring upon or about the Premises, unless caused by the gross negligence of Landlord, its agents, contractors or employees. Landlord agrees to save Tenant harmless from, and indemnify Tenant against, to the extent permitted by law, any and all injury, loss or damage, and any and all claims for injury, loss or damage, of whatever nature caused by or resulting from, or claimed to have been caused by or to have resulted from, any act, omission or negligence of Landlord or anyone claiming under Landlord (including without limitation, employees and contractors of Landlord), no matter where occurring. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incur-red in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or in the defense thereof. To the maximum extent that this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as it is herein given the right to use at its sole risk, and without limiting the generality of the foregoing, if Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant or anyone claiming under Tenant shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner, whether similar or dissimilar to the foregoing, no part of such injury, loss or damage is to be borne by Landlord or its agents. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying other leased premises within the Building.

     10.2 Tenant's Insurance.  Tenant shall throughout the term hereof maintain
          ------------------
general comprehensive public liability insurance with respect to the Premises and its appurtenances, issued by well-rated insurance companies authorized to do business in the Commonwealth of Massachusetts and naming Landlord and Tenant as insureds, in amounts not less than One Million Dollars ($1,000,000) with respect to injuries suffered in any one accident and not less than Five Hundred Thousand Dollars ($500,000) with respect to property. Tenant shall keep all personal property of Tenant and all leasehold improvements made by Tenant fully insured (for 100% of replacement cost), in well-rated insurance companies authorized to do business in the Commonwealth of Massachusetts, naming Landlord as additional insured and Tenant as insured as their respective interests may appear. Tenant shall deliver to Landlord the policies of all of such insurance, or certificates thereof, at least thirty (30) days prior to the Commencement Date, and each renewal policy, or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. Each such policy shall provide that it may not be canceled without at least thirty days prior written notice to Landlord.

     10.3 Contractor's Indemnity and Insurance.  With respect to any additions
          ------------------------------------
or alterations performed by the Tenant, the Tenant shall require that any contractor indemnify and hold both the Tenant and the Landlord harmless from and against any liability, claims, losses and expenses arising out of, related to or resulting from the actions or the conduct of the contractor, its sub-contractors, employees, agents, or their employees, in the performance of the work required by the Tenant, whether performed on the Premises of the Tenant or elsewhere. The contractor shall purchase and maintain insurance that will protect him from claims which may arise out of or result from the contractor's operation, whether such operations be by himself or by any sub-contractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable.

11.  Access to Premises
     ------------------

     11.1 Landlord's Access.  Landlord shall have the right to enter upon the
          -----------------
Premises or any part thereof, without charge, at all reasonable times and, in case of emergency, at any time, to inspect the same, to show the Premises to prospective purchasers or tenants, and to make or facilitate any repairs, alterations, additions or improvements to the Premises or any other part of the Building. Tenant shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. No forcible entry shall be made by Landlord unless such entry shall be reasonably necessary to prevent serous injury, loss or damage to person or property.

     11.2 Tenant's Access:  During the period prior to Tenant's occupancy of the
          ---------------
Additional Space, Tenant shall provide J.J. Wild Inc. of New England access to the room containing J.J. Wild's telephone equipment. Such access shall be at reasonable times and during usual business hours.

12.  Fire and Other Casualty; Eminent Domain
     ---------------------------------------

     12.1 Fire and Other Casualty.  Should a substantial portion of the
          -----------------------
Premises, or of the Building be substantially damaged by fire or other casualty, the Landlord may elect to terminate this Lease. (The terms "substantial" and "substantially damaged" are herein defined to mean damage as determined by Landlord's architect to be of a character as cannot reasonably be expected to be repaired or the Premises restored within 180 days from the time that such repair or restoration work would be commenced.) The Tenant may elect to terminate this Lease if:

          (a) The Landlord fails to give written notice within sixty (60) days of its intention to restore the Premises, or

          (b) The Landlord fails to restore the Premises to a condition substantially suitable for Tenant's intended use within one hundred and eighty (180) days of the date that Landlord notified Tenant of its intention to restore the Premises.

     When such fire, casualty, or taking renders the Premises substantially unsuitable for Tenant's intended use, a just and proportionate abatement of rent shall be made until the Premises shall be repaired or restored, as aforesaid.

     12.2 Eminent Domain.
          --------------

          (a) If after the execution of this Lease and prior to the expiration of the term of this Lease the whole of the Premises shall be taken under the power of eminent domain, then the term of this Lease shall cease as of the time when Landlord shall be divested of its title in the Premises.

          (b) If only a part of the Premises shall be taken under the power of eminent domain, and if as a result thereof the floor area of the Premises shall be reduced by more than twenty percent and the part remaining shall not be reasonably adequate for the operation of the business conducted in the Premises prior to the taking, Landlord or Tenant may, at its election, terminate the term of this Lease, by giving the other notice of the exercise of its election within twenty (20) days after it shall receive notice of such taking, and the termination shall be effective as of the time that possession of the part so taken shall be required for public use. If only a part of the Premises shall be taken under the power of eminent domain and if the term of this Lease shall not be terminated as aforesaid, then the term of this Lease shall continue in full force and effect and Landlord shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the Premises so as to put the same into condition for use and occupancy by Tenant and a just proportion of the minimum rent according to the nature and extent of the injury to the Premises shall be suspended or abated until what may remain of the Premises shall be put into such condition by Landlord, and thereafter a just proportion of the minimum rent according to the nature and extent of the part so taken shall be abated for the balance of the term of this Lease. Notwithstanding the foregoing, Landlord shall not be required to expend in connection with such repair and rebuilding more than the eminent domain award actually received by Landlord and allocable to the Premises, nor shall Landlord be required to restore any leasehold improvements or personal property of Tenant.

          (c) Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if required by Landlord, and to turn over to Landlord any damages that may be recovered in such proceeding. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for movable fixtures installed by Tenant at Tenant's sole cost or for moving expenses of Tenant.

13.  Defaults
     --------

     13.1 Grace Periods, Defaults, Lease Termination.  (A) If Tenant shall
          ------------------------------------------
default in the payment of rent or any other payment required of Tenant, or (B) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed hereunder, and such default shall not be corrected within fifteen (15) days after written notice thereof, or
(C) if any person shall levy upon, or take this leasehold interest or any part thereof upon, execution, attachment or other process of law, or (D) if Tenant shall make an assignment of its property for the benefit of creditors, or (E) if Tenant shall be declared bankrupt or insolvent according to law, or (F) if any bankruptcy or insolvency proceedings shall be commenced by or against Tenant, or
(G) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's property, or (H) if the individual tenant named herein shall die or become disabled or shall otherwise cease to be the "principal" and manager of the business conducted by Tenant in the Premises, or (I) if Tenant abandons the Premises, then, in any of such cases, Landlord lawfully may, immediately or at any time thereafter, and without any further notice or demand, enter into and upon the Premises, or any part thereof in the name of the whole, by force or otherwise, and hold the Premises as if this Lease had not been made, and expel Tenant and those claiming under it and remove its or their property, without being taken or deemed to be guilty in any manner of trespass (or Landlord may send written notice to Tenant of the termination of the term of this Lease), and upon entry as aforesaid (or in the event that Landlord shall send to Tenant notice of termination as above provided, on the fifth (5th) day next following the date of the sending of the notice), the term of this Lease shall terminate. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord terminates this Lease as provided in this article.

     13.2 Rent Indemnity.  In case of any such termination, Tenant shall
          --------------
indemnify Landlord each month against all loss of rent and all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the term of this Lease, or, at such election of Landlord, exercised at the time of the termination or at any time thereafter, Tenant shall pay to Landlord as damages the aggregate amount of rent and other payments provided herein to be paid by Tenant to Landlord through the time when the term of this Lease would have expired but for the default by Tenant, on an accelerated basis. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the Premises, and for a term which may expire after the expiration of the term of this Lease, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any expenses incurred by Landlord in connection with obtaining possession of the Premises with removing from the Premises property of Tenant and persons claiming under Tenant (including warehouse charges), with putting the Premises into condition for reletting and with any reletting, including without limitation, attorneys' fees and brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of Rent and all other payments due from Tenant to Landlord.

14.  Subordination to Mortgages
     --------------------------

     This lease is subject and subordinate in all respects to all mortgages which may be hereafter be placed on or affect this Lease, the Building, or Landlord's interest or estate therein, and to each advance made or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements, and extensions thereof and all substitutions therefor. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver within ten (10) days any certificate acknowledging or confirming such subordination that Landlord or any mortgagee or their respective successors in interest may request.

15.  Estoppel Certificate
     --------------------

     Within seven (7) days after each request by Landlord, Tenant shall deliver to Landlord and/or to any mortgagee a certificate stating that Tenant has entered into occupancy of the Premises in accordance with the provisions of this Lease, that this Lease is in full force and effect, and any other information reasonably requested.

16.  Assignment, Subletting, Other Transfer
     --------------------------------------

     16.1 Prohibited Transfers.  Tenant shall not assign, mortgage, pledge or
          --------------------
otherwise encumber this Lease or any interest herein, or sublet the whole or any part of the Premises, or permit the occupancy thereof by anyone other than Tenant, or, if Tenant shall be a corporation or partnership, permit any change in the control of Tenant, whether by transfer of stock, transfer of partnership interest or otherwise without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding the immediately preceding sentence, Tenant may assign this Lease to a corporation which owns and controls Tenant's stock or a wholly-owned subsidiary of Tenant.

     16.2 Tenant's Continuing Liability; Excess Rent; Landlord's Expenses.  If
          ---------------------------------------------------------------
this Lease is assigned, or if the Premises or any part thereof be sublet and occupied by anybody other than Tenant and its employees, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this Lease. In the event of an assignment or sublease of this Lease by the Tenant at a Rent (including the additional charges hereinabove described) in excess of that then being charged the Tenant then an amount equal to such excess shall be paid by the Tenant to the Landlord. Landlord shall be entitled to any consideration received by Tenant in connection with the assignment/sublease of the Premises. Tenant shall, upon demand, reimburse Landlord for the legal fees and expenses incurred by Landlord in processing such assignment or sublease.

17.  Surrender
     ---------

     The Tenant shall at the expiration or other termination of this Lease remove all Tenant's goods and effects from the Premises, including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Tenant, either inside or outside the Premises, and Tenant's telephone, data and communication wiring. Tenant shall deliver to the Landlord the Premises and all keys, locks thereto and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in the same condition as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the Tenant's failure to remove any of the Tenant's property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or to retain same under Landlord's control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

18.  Holding Over
     ------------

     If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, the person remaining in possession shall prior to acceptance of rent by Landlord be deemed a tenant at sufferance and after acceptance of rent by Landlord a tenant at will, subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will, provided that minimum rent shall be payable during such period as such person shall continue to hold the Premises or any part thereof at twice the highest rate payable during the term hereof.

19.  Waivers
     -------

     Failure of either Landlord or Tenant to complain of any act or omission on the part of the other, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord or Tenant of any of its respective rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.

20.  Rules and Regulations
     ---------------------

     Tenant shall observe and comply with, and shall cause its subtenants and concessionaires and its and their employees and agents to observe and comply with, reasonable building rules and regulations from time to time promulgated by Landlord.

21.  Failure of Performance
     ----------------------

     21.1 Right to Cure.  If Tenant shall default in the performance or
          -------------
observance of any agreement or condition in this Lease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure such default within thirty (30) days after notice from Landlord specifying the default, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, Tenant agreeing to reimburse Landlord promptly therefor or save Landlord harmless therefrom. Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Landlord's interest therein or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, such amount shall be added to and become due as a part of the next payment of rent due hereunder.

     21.2 Costs of Enforcement.  If Landlord shall commence legal proceedings
          --------------------
against Tenant on account of a default by Tenant in the performance or observance of any agreement or condition in this lease contained on the part of Tenant to be performed or observed, in addition to all other amounts payable by Tenant under this Lease, Tenant shall pay to Landlord, as additional rent, on demand the costs and expenses, including but without limitation reasonable attorneys' fees, incurred by Landlord in connection with such proceedings.

22.  Definitions and Interpretations
     -------------------------------

     22.1 "Landlord" and "Tenant."  The words "Landlord" and "Tenant" and the
          ------------------------
pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons named herein as Landlord and as Tenant respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. The foregoing shall not be construed to give any rights to Tenant that shall conflict with the terms of Article 16. The word "Landlord" as used herein shall mean, however, only the owner for the time being of the landlord's interest in this lease, i.e., in the event of any transfer of the landlord's interest in this Lease the transferor shall cease to be liable for, and shall be released from all liability for the performance and observance of, any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of such transfer, it being understood and agreed that from and after such transfer Tenant shall look solely to the transferee for the performance and observance of such agreements and conditions.

     22.2 Joint and Several Liability.  If Tenant shall consist of more than one
          ---------------------------
person or if there shall be a guarantor of Tenant's obligations under this Lease, then the liability of all such persons, including the guarantor, if any, shall be joint and several, and the word "Tenant" as used in clauses (D), (E),
(F) and (G) of Paragraph 13.1 of this Lease shall be deemed to mean any one or more of such persons.

     22.3 Interpretation.  It is agreed that if any provisions(s) of this Lease
          --------------
shall be determined to be void by any court of competent jurisdiction such determination shall not affect any other provision(s) of this Lease, all of which other provisions shall remain in full force and effect, and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid.

     22.4 Entire Agreement.  This instrument contains the entire and only
          ----------------
agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease may not be modified in any way except by a writing subscribed by both parties.

     22.5 Limitation of Landlord's Liability.  The term "Landlord", as used in
          ----------------------------------
this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Building, and in the event of any transfer or transfers of title to said Building, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of the Property. Tenant, for itself and for its successors and assigns, agrees it shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Building and Appurtenant Land and Improvements and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord(which term shall include, without limitation, any beneficiary of any trust of which Landlord is a trustee) ever be personally liable for any such liability.

23.  Notices
     -------

     All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If given to Tenant the same shall be mailed to Tenant at the Premises, or to such other address as Tenant may hereafter designate by notice to Landlord; if given to Landlord the same shall be mailed to Landlord at the address on page 1 of this Lease or such other address as the Landlord may from time to time advise in writing.

24.  Headings
     --------

     The headings for the various articles and paragraphs of this Lease are used only as a matter of convenience for reference, and are not to be considered a part of this Lease or to used in determining the intent of the parties to this Lease.

25.  Governing Law
     -------------
     This lease is made pursuant to and shall be governed by and construed in accordance with the Laws of the Commonwealth of Massachusetts.

                             [this page ends here]

     In Witness Whereof, Landlord and Tenant have caused this Lease to be executed, as a sealed instrument, as of the day and year first above written.


WITNESS                                    LANDLORD:

                                           BOSTON MUTUAL LIFE
                                           INSURANCE COMPANY


/s/ Joseph F. Keilty                       By:  /s/ William J. Wahl
-------------------------------------           -------------------
                                           Title:  William J. Wahl, Second Vice
/s/ Nancy B. Cavarretta                    President
-------------------------------------


                                           TENANT:

                                           EMBEDDED SUPPORT TOOLS,
                                           CORP.


/s/ Scotty Cole                            By:/s/  Mark F. Lapham
-------------------------------------         -------------------------------
Controller, North American Operations      Title:  CFO, Mark F. Lapham


-------------------------------------      By: /s/ Peter S. Dawson
                                              -------------------------------
                                           Title:  President, Peter S. Dawson

EXHIBITS:
--------

A - Floor Plans

B - Landlord's Improvements

C - Landlord's Services

D - Rules and Regulations

OFFICE LEASE

                                   EXHIBIT A

                                  FLOOR PLANS

OFFICE LEASE

                                   EXHIBIT B

                            LANDLORD'S IMPROVEMENTS

None.

OFFICE LEASE

                                   EXHIBIT C

                         SERVICES PROVIDED BY LANDLORD

              Attached to and Made Part of Lease Dated 10/1, 1999

                                    BETWEEN

                 BOSTON MUTUAL LIFE INSURANCE COMPANY, LANDLORD
                                      AND
                         EMBEDDED SUPPORT TOOLS, CORP.

A.   Water.

B. Heat and air conditioning at levels generally accepted for normal office use between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday of each week except legal holidays. Saturday, Sunday and holidays only by permission of Landlord. Written requests for Saturday, Sunday and holiday are required to be given to Landlord prior to 3:00 p.m. on Friday or the day preceding the holiday. Excessive use during non-normal office hours will be billed to Tenant.

C. Electricity for normal lighting of the main lobby, elevators, washrooms and stairs but not for the Premises.

D. Fully automatic elevator service for access to and from the floor on which the Premises are located.

E. Noon-time meal service Monday through Friday of each week, except legal holidays or as scheduled by the Landlord.

F. Cleaning of premises and appurtenant areas in accordance with standards established for Landlord's own area in the Building.

G.   Cleaning of window glass, inside and out, once a year.

H. Free use of parking lot for employees and visitors. Tenant will be provided with the number of reserved parking spaces in Landlord's reserved parking area set forth on page 2 of this Lease.

                             RULES AND REGULATIONS
                             ---------------------

1. LESSEE may only move or have delivered one office of furniture and equipment at a time. In the event LESSEE wishes to move or have delivered more than one office of furniture and equipment at a time, LESSEE must do so during non-business hours during the week or on a Saturday upon obtaining LESSOR's approval.

2. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any LESSEE, nor shall they be used for any purpose other than ingress and egress to and from the Premises. LESSOR shall keep the sidewalks and curbs directly in front of said Premises, clean and free from ice and snow.

3. A building directory will be maintained in the lobby of the building at the expense of the LESSOR and the number of such listings shall be at the sole discretion of the LESSOR. Such listing shall include the name of LESSEE and its floor location. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any LESSEE on any part of the outside or inside of the Premises or building, without the prior written consent of the Lessor. In the event of violation of the foregoing by any LESSEE, LESSOR may remove same without any liability and may charge the expense incurred by such removal to any LESSEE violating this rule. Interior Premises signs shall be at LESSEE's expense, and shall be of a size, color and style acceptable to the LESSOR .

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any LESSEE, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or fire escapes, without the prior written consent of the LESSOR.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the LESSEE who, or whose servants, employees, agents, visitors, or licensees, shall have caused same .

7. No LESSEE shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of LESSOR, and as the LESSOR may direct.

8. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises, and no cooking shall be done or permitted by LESSEE on said Premises. No LESSEE shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the building except as provided in individual Leases shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No LESSEE shall make, or permit to be made, any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises, or those having business with them, whether by the use of any musical instrument, radio talking machine, unmusical noise, whistling, singing, or in any other way. No LESSEE shall throw anything out of doors, windows, skylights or down the passageways.

11. No LESSEE, nor any of LESSEE's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical and substance.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any LESSEE, nor shall any changes be made in existing locks or the mechanism thereof. Each LESSEE must, upon the termination of his tenancy, return to the LESSOR, all keys for storage and offices, either furnished to, or otherwise procured by, such LESSEE, and in the event of the loss of any keys so furnished, such LESSEE shall pay the LESSOR the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours and in the manner which the LESSOR or its agents may determine from time to time. The LESSOR reserves the right to inspect all freight to be brought into the building and to exclude from the building, all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. No LESSEE shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics, dope or any other illegal purpose.

15. LESSOR shall have the right to prohibit any advertising by any LESSEE which, in LESSOR's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from

     LESSOR, LESSEE shall refrain from or discontinue such advertising. LESSEE shall not use the name of the building or its owner in any advertising without the express written consent of the LESSON.

16. No LESSEE shall install or permit the installation or foods, Beverages cigarettes, machines dispensing goods for sale, including without limitation, foods, beverages, cigarettes or cigars. No food or beverage shall be carried in the public halls and elevators of the buildings, except in closed containers.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. Canvassing, soliciting and peddling in the building is prohibited and each LESSEE shall cooperate to prevent the same by notifying the LESSOR. LESSOR reserves the right to inspect any parcel or package being removed from the building by LESSEE, its employees, representatives and business invitees.

19. There shall not be used in any space or in the public halls of any building, either by a LESSEE or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

20. All persons employed in the Boston Mutual Life Building are required to sign the Employee Log Book located at the front door Security Station for access to the building prior to 7:00 a.m. and after 7:00 p.m. weekdays and all day Saturday, Sundays and Holidays .

21. All persons employed in the Boston Mutual Life Building are to complete a Vehicle Registration Card for the motor vehicle they will be parking in building parking lot. Vehicle registration is to be updated as persons obtain or change vehicles.

22. On a periodic basis as requested by LESSOR, LESSEE is to provide a list of its current employees to LESSOR.